                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                        Date of Report: September 9, 2001
                        (Date of earliest event reported)

                            Dominion Resources, Inc.
             (Exact name of registrant as specified in its charter)


            Virginia                     1-8489                 54-1229715
  (State or other jurisdiction         (Commission           (I.R.S. Employer
of incorporation or organization)      File Number)          Identification No.)


                               120 Tredegar Street
                          Richmond, Virginia 23219-3932
                                 (804) 819-2000
     (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)



         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

         On September 9, 2001, Dominion Resources, Inc., a Virginia corporation ("Dominion"), entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Dominion, Consolidated Natural Gas Company, a Delaware corporation and a direct and wholly owned subsidiary of Dominion ("CNG"), and Louis Dreyfus Natural Gas Corp., an Oklahoma corporation ("Louis Dreyfus"). According to the Merger Agreement, Louis Dreyfus will be merged with and into CNG with CNG continuing as the surviving corporation (the "Merger"). Under the terms of the Merger Agreement, each Louis Dreyfus shareholder will receive $20.00 in cash and a fixed exchange ratio of 0.3226 shares of Dominion common stock for each share of Louis Dreyfus common stock.

         The consummation of the Merger is subject to the approval of the stockholders of Louis Dreyfus, approvals under the United States antitrust laws and by the Securities and Exchange Commission, and other customary closing conditions. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. A copy of the Merger Agreement is attached as an exhibit to this Form 8-K and is incorporated by reference.

         On September 10, 2001, Dominion and Louis Dreyfus issued a joint press release announcing that Dominion and Louis Dreyfus had entered into the Merger Agreement. The joint press release is attached as an exhibit to this Form 8-K and is incorporated by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          2.1 Agreement and Plan of Merger, dated as of September 9, 2001 by and among Dominion Resources, Inc., a Virginia corporation, Consolidated Natural Gas Company, a Delaware corporation and direct wholly owned subsidiary of Dominion Resources, Inc., and Louis Dreyfus Natural Gas Corp., an Oklahoma corporation.

         99.1 Joint press release of Dominion Resources, Inc. and Louis Dreyfus Natural Gas Corp., issued September 10, 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          DOMINION RESOURCES, INC.
                                          Registrant



                                          /s/ G. Scott Hetzer
                                          ------------------------------------
                                           G. Scott Hetzer
                                           Senior Vice President and Treasurer



Date: September 10, 2001